UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008
HERBALIFE LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)
PO Box 309 GT, Ugland House
South Church Street, Grand Cayman
Cayman Islands
(Address of principal executive offices)
Registrant’s telephone number, including area code:     c/o (310) 410-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Employment Agreement of Michael O. Johnson
On April 1, 2008, Herbalife International of America, Inc. (the “Company”), a subsidiary of Herbalife, Ltd. (“Parent”), entered into an amended and restated employment agreement (the “Agreement”) with Michael O. Johnson, dated as of March 27, 2008, pursuant to which Mr. Johnson will continue to serve as the Chairman and Chief Executive Officer of both the Company and Parent.
Under the Agreement, Mr. Johnson will receive an annual base salary of $1,200,000, as well as an annual target bonus of up to 200% of his base salary for the year in question, with a maximum bonus of up to 300% of his base salary, based on Parent’s achievement of certain targets established by the Compensation Committee of the Board of Directors on a yearly basis. In addition, Mr. Johnson will continue to be entitled to participate in the Company’s employee benefit plans and arrangements generally made available to the Company’s most senior executives. In consideration for entering into the Agreement, Mr. Johnson received a sign-on bonus of $1,500,000 along with grants on March 27, 2008 of performance-based stock appreciation rights (the “2008 SARs”) and time-based restricted stock units (the “2008 RSUs”) (see below for a more detailed description of these equity awards). In addition, if Mr. Johnson remains employed by the Company for at least four years following the effective date of the Agreement, following his subsequent termination of employment for any reason other than for Cause, as defined in the Agreement, Mr. Johnson and his spouse will be entitled to continued medical benefits under a Company-provided medical plan until they reach age 65.
The Agreement provides that if Mr. Johnson’s employment is terminated by the Company for Cause or if Mr. Johnson resigns for any reason other than Good Reason, as defined in the Agreement, he will only be entitled to payment of his then current accrued and unpaid base salary through the date of termination along with any accrued and unpaid bonus for any years preceding the year of termination and any other benefits and payments to which he is then entitled under the Company’s employee benefit plans.
If Mr. Johnson dies or if his employment is terminated as a result of his Disability, as defined in the Agreement, he will be entitled to payment of his then current accrued and unpaid base salary through the date of termination along with any accrued and unpaid bonus for any years preceding the year of termination and any other benefits and payments to which he is then entitled under the Company’s employee benefit plans. Upon such a termination of employment Mr. Johnson will be entitled to receive a pro rata bonus payment for the year of termination based on the Company’s actual results for the entire year and accelerated vesting of his 2008 SARs (depending on the Company’s achievement with respect to the performance-based vesting criteria prior to such termination) and his 2008 RSUs. In addition, following a termination of employment by reason of Mr. Johnson’s death or Disability, Mr. Johnson and/or his spouse will be eligible to receive retiree medical benefits until the age of 65 without regard as to whether Mr. Johnson was employed by the Company for at least four years following the effective date of the Agreement.
Under the Agreement, upon a termination of Mr. Johnson’s employment either by the Company without Cause or by Mr. Johnson for Good Reason, Mr. Johnson and his spouse shall be entitled to all of the payments and benefits described above as payable following a termination of employment by reason of his death or Disability. Upon such a termination of employment, Mr. Johnson will also be entitled to receive a lump-sum cash in an amount equal to two times the sum of his then-current base salary plus the “bonus level” (which bonus level is defined to equal two times his then-current base salary), payable on the sixtieth day following termination. In addition, if such a termination of employment occurs during a “trading blackout” or “quiet period,” as a result of which he may not trade in the Company’s common shares for at least twenty days following the date of termination, Mr. Johnson will be entitled to an additional lump-sum cash payment in an amount equal to $250,000. Mr. Johnson will also be eligible to receive outplacement services for up to six months paid for by the Company in an amount not to exceed $20,000.
The Agreement provides for a two-year post-termination non-solicitation covenant, as well as standard confidentiality and non-disparagement covenants.

The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit 10.1.
Equity Awards to Michael O. Johnson
In accordance with the terms of the Herbalife Ltd. 2005 Stock Incentive Plan (the “Plan”), in connection with the execution of his amended and restated employment agreement, on March 27, 2008, Mr. Johnson received an award of 130,480 restricted stock units (“RSUs”) and two separate stock appreciation right awards (“SARs”) covering a total of 759,790 of Parent’s common shares.
Each RSU represents the right to receive one share of Parent’s common shares, subject to the vesting and other conditions of a Stock Unit Award Agreement entered into between Parent and Mr. Johnson. Under the Stock Unit Award Agreement, thirty percent of Mr. Johnson’s RSUs will vest on each of March 27, 2009, 2010 and 2011. The remaining ten percent of the RSUs will vest on March 27, 2012. All such vesting is subject to Mr. Johnson’s continuing employment with the Company through each vesting date. To the extent unvested, these RSUs are also subject to full vesting acceleration upon the occurrence of a Change of Control (as defined in the Plan) or upon Mr. Johnson’s death or Disability. Unvested RSUs are also subject to partial vesting acceleration (on the terms set forth in the Stock Unit Award Agreement) in the event that Mr. Johnson’s employment is terminated by the Company without Cause or by Mr. Johnson for Good Reason.
Each SAR represents the right to receive upon exercise a payment from Parent in common shares equal to the difference between the value of Parent’s common shares on the date of exercise over the base price of the SARs, subject to the conditions set forth in Stock Appreciation Right Award Agreements entered into between Parent and Mr. Johnson. The base price for Mr. Johnson’s SARs is $48.64, the closing price of Parent’s common shares on the New York Stock Exchange on March 27, 2008, the date the SARs were granted.
Mr. Johnson’s SARs are scheduled to vest and become exercisable on March 27, 2012, subject to his continued employment through that date and the achievement by Parent of certain performance-based vesting criteria related to Parent’s common shares. Of Mr. Johnson’s SARs, 363,670 will only vest and become exercisable on March 27, 2012 if, prior to that date, the closing price of Parent’s common shares on the New York Stock Exchange exceeds $67.33 for a period of 30 consecutive trading days. The remaining 396,120 of Mr. Johnson’s SARs will only vest and become exercisable on March 27, 2012 if, prior to that date, the closing price of Parent’s common shares on the New York Stock Exchange exceeds $80.43 for a period of 30 consecutive trading days. These SARs are subject to full vesting acceleration upon the occurrence prior to March 27, 2012 of a Change of Control or a termination of Mr. Johnson’s employment by the Company without Cause, by Mr. Johnson for Good Reason or as a result of Mr. Johnson’s death or Disability, in each case, subject to the achievement by the Company prior to such event (or, with respect to a Change of Control, as a result of such event) of an alternate price performance target. For 363,670 of Mr. Johnson’s SARs, this alternate price performance target will be achieved if the closing price of Parent’s common shares on the New York Stock Exchange exceeds $55.64 for a period of 30 consecutive trading days. For 396,120 of Mr. Johnson’s SARs, this alternate price performance target will be achieve if the closing price of Parent’s common shares on the New York Stock Exchange exceeds $60.82 for a period of 30 consecutive trading days.
In general, Mr. Johnson’s SARs will terminate on March 27, 2015, subject to earlier termination on the terms and conditions set forth in the Stock Appreciation Right Award Agreements following a termination of Mr. Johnson’s employment with the Company.
The foregoing summary is qualified in its entirety by reference to the complete text of the Stock Unit and Stock Appreciation Right Award Agreements, which are incorporated herein by reference and copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description of Exhibit

10.1	Employment Agreement by and between Herbalife International of America, Inc. and Michael O. Johnson, dated as of March 27, 2008.

10.2	Stock Unit Award Agreement by and between Herbalife Ltd. and Michael O. Johnson, dated March 27, 2008.

10.3	Stock Appreciation Right Award Agreement by and between Herbalife Ltd. and Michael O. Johnson, dated March 27, 2008.

10.4	Stock Appreciation Right Award Agreement by and between Herbalife Ltd. and Michael O. Johnson, dated March 27, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 7, 2008

HERBALIFE LTD.
By:	/s/ Brett R. Chapman
Brett R. Chapman
General Counsel